UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2024
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, the Board of Directors (the “Board”) of Origin Materials, Inc. (the “Company”) appointed John Hickox to serve as a director of the Company. Mr. Hickox will serve as a Class III director, whose initial term will begin on March 1, 2024 and continue until the 2024 annual meeting of shareholders. The Board appointed Mr. Hickox to the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Hickox, 67, joins the Company's Board following a distinguished career spanning 40 years in auditing, accounting, FP&A, corporate governance, and executive leadership. Most recently, he assisted Kaizen Analytics, LLC in a contract COO capacity from June 2021 to April 2022. Mr. Hickox was a senior advisory partner at KPMG from May 2004 until he retired in September 2017, where he serviced a range of publicly listed clients (mid range to Fortune 10), including chemical and packaging industry clients - in the areas of Sarbanes-Oxley, regulatory compliance, and internal audit and risk management, as well as spearheading KPMG America's Sustainability Practice, focusing on impactful corporate stewardship, strategy, reporting, and profit maximization. From December 1997 to October 2002, Mr. Hickox served as an advisory partner at Ernst & Young where he served clients with their Internal Audit functions with a strong focus on operational improvement, as well as the lead partner on key accounts.

The Board has determined that Mr. Hickox is an “independent” director under the Company’s Corporate Governance guidelines and the independence requirements of the Nasdaq Stock Market, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Hickox will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company’s most recent Proxy Statement filed with the SEC on June 8, 2023.

There are no arrangements between Mr. Hickox and any other person pursuant to which Mr. Hickox was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Hickox has a material interest.

On February 27, 2024, Karen Richardson informed the Board of her resignation as Chair of the Board of Directors and as a director, effective March 1, 2024. Ms. Richardson’s resignation was not due to any disagreement with the Company, the Board, or any committees of the Board, or on any matter relating to the Company’s operations, policies or practices. R. Tony Tripeny, the current Chair of the Audit Committee, will succeed Ms. Richardson as Chair of the Board, and Mr. Hickox will succeed Mr. Tripeny as Chair of the Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: February 27, 2024

	By:	/S/ Joshua Lee
Joshua Lee
General Counsel, Secretary